Exhibit 26(a)(iii)

Resolution of WRL Board of Directors and Attached Plan of Merger

Exhibit 26(a)(iii)

CERTIFICATION

I, Barbara L. Secor, being a duly constituted Assistant Secretary of Western Reserve Life Assurance Co. of Ohio (“WRL”), a corporation duly organized and existing under the laws of Ohio hereby certify that the following is a true and correct copy of resolutions adopted by the Board of Directors of WRL by Written Consent dated April 21, 2014, and that said resolutions are in full force and effect:

RESOLVED, that the Board of Directors of the Company hereby approves the terms and form, as attached, of the Plan of Merger by and between Western Reserve Life Assurance Co. of Ohio (“WRL”) and Monumental Life Insurance Company (“MLIC”), wherein MLIC will be the surviving corporation, and that the effective date of the merger will be October 1, 2014, or such later date as the appropriate regulatory authorities have approved such merger.

FURTHER RESOLVED, that the Plan of Merger be submitted and recommended for approval to the sole shareholder of the Company.

FURTHER RESOLVED, that the officers of the Company be and they are hereby authorized to take such actions and execute such documents as they may deem necessary to effectuate the aforestated Agreement.

Dated this 26th day of July, 2014.

/s/ Barbara L. Secor
Barbara L. Secor

ARTICLES OF MERGER

OF

WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

AN OHIO CORPORATION

AND

TRANSAMERICA PREMIER LIFE INSURANCE COMPANY

AN IOWA CORPORATION

Pursuant to the provisions of Section 490.1102 of the Iowa Business Corporation Act and Section 1701.79 of the Ohio General Corporation Law, Transamerica Premier Life Insurance Company, an Iowa corporation, and formerly known as Monumental Life Insurance Company (“TPLIC”), hereby merges Western Reserve Life Assurance Co. of Ohio, an Ohio corporation (“WRL”) into TPLIC on the following terms and conditions:

1.	TPLIC and WRL are hereby merged in accordance with the terms of, and in the manner set forth in, the Plan of Merger attached hereto as Exhibit A and incorporated herein by reference, effective October 1, 2014. The name of the surviving corporation is “Transamerica Premier Life Insurance Company”. The Articles of Incorporation of TPLIC shall continue as the Articles of Incorporation of the surviving corporation.

2.	The Plan of Merger was approved by resolution adopted by the Boards of Directors of TPLIC and WRL and by resolution adopted by the Shareholders of TPLIC and WRL, and the performance of its terms were duly authorized by all action required by the laws of the State of Iowa and the laws of the State of Ohio and by the articles of incorporation of WRL and TPLIC.

3.	WRL has Common Stock outstanding, par value $1.00 per share, all of which are owned by AEGON USA, LLC. There are no shares of any other class of capital stock of WRL outstanding.

4.	TPLIC has Class A Common Stock outstanding, par value $750.00 per share and Class B Common Stock outstanding, par value $750.00 per share, all of which are owned by Commonwealth General Corporation.

5.	The executed Plan of Merger is on file at the principal place of business of TPLIC, 4333 Edgewood Road NE, Cedar Rapids, Iowa 52499.

CORPORATE SEAL	TRANSAMERICA PREMIER LIFE
Attest:	INSURANCE COMPANY

By:
Secretary, Jay Orlandi	President, Brenda K. Clancy
Date:

CORPORATE SEAL	WESTERN RESERVE LIFE
Attest:	ASSURANCE CO. OF OHIO

By:
Assistant Secretary, Barbara L. Secor	Senior Vice President, Jay Orlandi Date:

STATE OF IOWA	)
) ss
COUNTY OF LINN	)

I, Lu Ann Roby, a Notary Public, do hereby certify that on                    , 2014, personally appeared before me Brenda K. Clancy, who being by me first duly sworn, declared that she is the President of Transamerica Premier Life Insurance Company, that she signed the foregoing document as President of the corporation, and that the statements therein contained are true.

(Notarial Seal)
Notary Public
My Commission Expires:

STATE OF IOWA	)
) ss
COUNTY OF LINN	)

I, Lu Ann Roby, a Notary Public, do hereby certify that on                    , 2014, personally appeared before me Jay Orlandi, who being by me first duly sworn, declared that he is the Senior Vice President of Western Reserve Life Assurance Co. of Ohio, that he signed the foregoing document as Senior Vice President of the corporation, and that the statements therein contained are true.

(Notarial Seal)
Notary Public
My Commission Expires:

EXHIBIT A

PLAN OF MERGER

OF

WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

AN OHIO CORPORATION

INTO

TRANSAMERICA PREMIER LIFE INSURANCE COMPANY

AN IOWA CORPORATION

1. The name of the corporation to be merged is Western Reserve Life Assurance Co. of Ohio (“WRL”), an Ohio corporation incorporated on May 14, 1979. The name of the corporation into which WRL will merge is Transamerica Premier Life Insurance Company (“TPLIC”), an Iowa corporation incorporated on March 5, 1858.

2. WRL has Common Stock outstanding, par value $1.00 per share, all of which are owned by AEGON USA, LLC (“AEGON USA”). There are no shares of any other class of capital stock of WRL outstanding. TPLIC has Class A Common Stock outstanding, par value $750.00 per share and Class B Common Stock outstanding, par value $750.00 per share, all of which are owned by Commonwealth General Corporation (“CGC”). TPLIC, WRL, AEGON USA and CGC are affiliated corporations within the same insurance holding company system.

3. The name of the surviving corporation shall be “Transamerica Premier Life Insurance Company”. The Articles of Incorporation of TPLIC shall continue as the Articles of Incorporation of the surviving corporation. The Bylaws of TPLIC shall continue as the Bylaws of the surviving corporation.

4. The officers and board of directors of TPLIC shall continue in office until their successors are duly elected and qualified under the provisions of the Bylaws of TPLIC.

5. TPLIC will be the surviving corporation, governed by the laws of the State of Iowa. TPLIC consents to be sued and served process in the State of Ohio and appoints the Ohio Secretary of State as its agent to accept service of process in any proceeding in the State of Ohio to enforce against TPLIC any obligation of WRL. A copy of such process to be delivered to: General Counsel, Transamerica Premier Life Insurance Company, 4333 Edgewood Road NE, Cedar Rapids, IA 52499.

6. This merger of WRL with and into TPLIC is intended to be a tax-free reorganization pursuant to Section 368(a)(2)(D) of the Internal Revenue Code of 1986.

WRL stock shall be deemed cancelled by operation of law. Since CGC owns 100% of TPLIC, and AEGON USA owns 100% of CGC as well as 100% of WRL, AEGON USA is indifferent as to the consideration issued in the merger. Under these circumstances, and to avoid the expense and effort of valuations, AEGON USA agrees to accept one share of common stock of CGC in exchange for its agreement to merge WRL into TPLIC,

7. The merger shall become effective on October 1, 2014, or such later date when the necessary regulatory approvals have been obtained, including the approvals of the Iowa Insurance Division and the Ohio Department of Insurance.

CORPORATE SEAL	TRANSAMERICA PREMIER LIFE
Attest:	INSURANCE COMPANY

By:
Secretary, Jay Orlandi	President, Brenda K. Clancy
Date:

CORPORATE SEAL	WESTERN RESERVE LIFE
Attest:	ASSURANCE CO. OF OHIO

By:
Assistant Secretary, Barbara L. Secor	Senior Vice President, Jay Orlandi Date:

STATE OF IOWA	)
) ss
COUNTY OF LINN	)

I, Lu Ann Roby, a Notary Public, do hereby certify that on                    , 2014, personally appeared before me Brenda K. Clancy, who being by me first duly sworn, declared that she is the President of Transamerica Premier Life Insurance Company, that she signed the foregoing document as President of the corporation, and that the statements therein contained are true.

(Notarial Seal)
Notary Public
My Commission Expires:

STATE OF IOWA	)
) ss
COUNTY OF LINN	)

I, Lu Ann Roby, a Notary Public, do hereby certify that on                    , 2014, personally appeared before me Jay Orlandi, who being by me first duly sworn, declared that he is the Senior Vice President of Western Reserve Life Assurance Co. of Ohio, that he signed the foregoing document as Senior Vice President of the corporation, and that the statements therein contained are true.

(Notarial Seal)
Notary Public
My Commission Expires: